Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Second Quarter Results and 2016 Guidance Revision

Second quarter highlights include:

•                  Net income available to common shareholders $0.34 per diluted share

•                  Funds from Operations $0.68 per diluted share

•                  Same store operating income increased by 2.2%

•                  Same store operating income for the industrial distribution portfolio increased by 4.4%

•                  Industrial distribution rents increased 10.9%

Subsequent events and other highlights:

•                  As previously announced, agreement reached to sell 7.6 million square feet of suburban properties for $969 million, sale expected to close late in the third quarter of 2016

•                  1.2 million square foot industrial lease signed in development pipeline, bringing the pipeline occupancy to 64.0%

•                  Agreement reached with American Water Works Company to develop, for a fee, their office headquarters as part of the proposed Camden Waterfront development

Earnings Guidance:

•                  Funds from Operations Guidance range for 2016 revised to $2.30 - $2.40 per share, which includes an anticipated charge of $0.20 per diluted share relating to the early extinguishment of debt using proceeds of the upcoming portfolio sale

Malvern, PA, July 26, 2016 — Liberty Property Trust (NYSE: LPT) announced today that net income available to common shareholders for the second quarter of 2016 was $49.6 million, or $0.34 per diluted share, compared to $35.5 million, or $0.24 per diluted share, for the second quarter of 2015.

For the six months ended June 30, 2016, net income available to common shareholders was $107.2 million, or $0.73 per diluted share, compared to $66.5 million, or $0.45 per diluted share, for the first six months of 2015.

Funds from Operations

The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of FFO to GAAP net income is included in the financial data tables accompanying this press release.

FFO available to common shareholders for the second quarter of 2016 was $102.2 million, or $0.68 per diluted share, compared to $103.0 million, or $0.67 per diluted share, for the second quarter of 2015.

Liberty Property Trust Announces 2Q 2016 Results

FFO for the second quarter of 2016 reflects gain on debt forgiveness of $3.3 million, or $0.02 per diluted share, with no such gains in the same period of 2015.

FFO available to common shareholders for the six months ended June 30, 2016 was $195.3 million, or $1.30 per diluted share, compared to $209.5 million, or $1.37 per diluted share, for the first six months of 2015.

“Fundamentals in the industrial markets remain very strong. Continued solid demand and tempered supply are contributing to high occupancies, significant rent growth and development opportunities. We expect these conditions to continue for some time.” said Bill Hankowsky, chairman and chief executive officer. “At mid-year we are ahead of our plans to advance our core business and we are poised to execute significant capital activity in the second half of the year, activity which we expect to further enhance our growth platform.”

Portfolio Performance

Occupancy: At June 30, 2016, Liberty’s in-service portfolio of 104 million square feet was 94.3% occupied, compared to 93.8% at the end of the first quarter of 2016. During the quarter, Liberty completed lease transactions totaling 5.4 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 2.6% on a cash basis and by 2.2% on a straight line basis for the second quarter of 2016 compared to the same quarter in 2015.  For the six months ended June 30, 2016, property level operating income for same store properties increased by 3.0% on a cash basis and by 2.2% on a straight line basis, compared to the same period in 2015.

Real Estate Development Activity

Development Deliveries: In the second quarter, Liberty brought into service four development properties for a total investment of $77.6 million. The properties contain 795,000 square feet of leasable space and were 66.6% leased and 52.2% occupied as of the end of the quarter. The yield on these properties at June 30, 2016 was 5.9% and the projected stabilized yield is 8.6%.

A joint venture in which Liberty holds a 50% interest brought into service one development property for a total investment of $10.8 million. The property contains 196,000 square feet and was 100% leased at June 30, 2016.

Development Starts: In the second quarter, Liberty began development of five distribution properties totaling 1.6 million square feet of leasable space at a projected investment of $116.3 million. The properties consist of:

•                  8924 Pioneer Way, Charlotte NC, 109,200 square feet, 100% leased

•                  8742 Congdon Hill Drive, Mertztown PA, 650,000 square feet

•                  7205 West Buckeye Road, Phoenix AZ, 222,910 square feet

•                  1801 South 16th Street, LaPorte TX, 415,272 square feet

•                  11440 NW 122 Street, Medley FL 159,180 square feet

Development Leasing: Subsequent to quarter end, Liberty signed a lease agreement for 8260 Congdon Hill Drive in Alburtis, Pennsylvania, a 1.2 million square foot development pipeline project.

Liberty has also reached an agreement with American Water Works Company to develop, for a fee, their new headquarters at Liberty’s proposed Camden Waterfront in Camden, NJ. Construction of the 222,000 square foot office building and adjacent parking garage would commence upon completion of Liberty’s due diligence and purchase of the site later in 2016.

Real Estate Disposition Activity

During the second quarter, Liberty sold one property which contained 198,000 square feet of leasable space for $12.0 million. This property was 100% leased at the time of sale. In addition, two properties containing 248,000 square feet of leasable space owned by a joint venture in which Liberty holds a 25% interest were transferred to the mortgage lender in satisfaction of nonrecourse debt of $46.4 million that was secured by the properties. These properties were 65.3% leased at the time of sale. In addition, a joint venture in which Liberty holds a 50% interest sold one operating property which contained 55,000 square feet of leasable space and 0.8 acres of land for $13.7 million. This property was 50.6% leased at the time of sale.

Portfolio Sale Agreement

Liberty also announced that it has signed an agreement to sell a portfolio of non-core suburban properties, consisting of 108 buildings totaling approximately 7.6 million square feet of leasable space in five markets and approximately 26.7 acres of land in two markets for $969 million.  The sale is expected to close late in the third quarter of 2016.

Liberty expects to use proceeds from this sale to reduce aggregate indebtedness outstanding on the company’s unsecured revolving line of credit and by prepaying up to $700 million of unsecured senior indebtedness.

As a result of the repayment of debt described above, the company expects that it will record a charge of up to $30 million, or $0.20 per diluted share, in the fourth quarter of 2016 relating to the early extinguishment of debt.

Liberty does not expect the portfolio sale and the related financing transactions described above to impact the company’s third or fourth quarter common dividends, payable in October 2016 and January 2017, respectively.  However, in light of the cumulative impact on the company’s business resulting from the strategic sales of non-core assets to date, among other factors, the company expects that the Board of Trustees will consider adjustments to its dividend policy beginning in 2017.  The company expects to further address its dividend policy on Tuesday’s earnings conference call.

2016 Outlook

The estimates and assumptions presented below are forward looking and are based on the company’s future view of the industrial and office real estate markets and of general economic conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”  There can be no assurance that the company’s actual results will not differ materially from the estimates set forth below.  The company assumes no obligation to update this guidance in the future.

	Current Outlook	Previously Issued Outlook
Net income, per diluted share(1)	$2.60 - $2.70	$1.25 - $1.50
Depreciation and amortization of unconsolidated joint ventures	0.04 – 0.07	0.06 – 0.08
Depreciation and amortization	1.29 – 1.32	1.35 – 1.38
Gain on property dispositions(2)	(1.66) – (1.70)	(0.30) – (0.40)
Noncontrolling interest share of addbacks	0.03 – 0.01	(0.01) – (0.01)
FFO, per diluted share(1)	$2.30 - $2.40	$2.35 - $2.55

(1) As discussed above, the company’s outlook also includes a charge relating to the early extinguishment of indebtedness of approximately $0.20 per diluted share anticipated to be incurred in the fourth quarter of 2016.

(2) Includes equity share of gain on disposition of unconsolidated joint ventures.

The company had previously indicated that it intended to sell approximately $900 million to $1.2 billion of non-core suburban office and flex properties in 2016.  The company now anticipates that it will sell up to $1.3 billion of non-core properties in 2016, which is reflected in its revised outlook above.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 104 million square foot portfolio includes 684 properties which provide office, distribution and light manufacturing facilities to 1,600 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 26, 2016, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 70954664. A replay of the call will be available until August 26, 2016, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, completion of the disposition and financing transactions described in this press release, our future dividend policy, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “projected,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to our plans for disposing of certain properties, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Liberty Property Trust

Statement of Operations

June 30, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Operating Revenue
Rental	$139,143	$147,367	$278,198	$295,952
Operating expense reimbursement	47,511	56,151	98,597	114,467
Total operating revenue	186,654	203,518	376,795	410,419

Operating Expenses
Rental property	24,745	31,949	53,255	67,520
Real estate taxes	25,202	26,462	50,522	52,626
General and administrative	15,629	17,053	36,619	35,855
Depreciation and amortization	53,545	56,833	107,623	115,629
Impairment - real estate assets	—	1,036	—	16,775
Total operating expenses	119,121	133,333	248,019	288,405

Operating Income	67,533	70,185	128,776	122,014

Other Income/Expense
Interest and other income	4,992	6,581	9,590	12,952
Interest expense	(30,131)	(35,066)	(61,543)	(69,736)
Total other income/expense	(25,139)	(28,485)	(51,953)	(56,784)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings (loss) of unconsolidated joint ventures	42,394	41,700	76,823	65,230
Gain on property dispositions	3,832	1,249	24,353	3,520
Income taxes	(752)	(1,169)	(1,553)	(2,014)
Equity in earnings (loss) of unconsolidated joint ventures	5,583	(5,254)	10,497	1,652

Net Income	51,057	36,526	110,120	68,388
Noncontrolling interest - operating partnerships	(1,317)	(958)	(2,826)	(1,811)
Noncontrolling interest - consolidated joint ventures	(113)	(55)	(113)	(113)
Net Income available to common shareholders	$49,627	$35,513	$107,181	$66,464

Net income	$51,057	$36,526	$110,120	$68,388
Other comprehensive (loss) gain - foreign currency translation	(13,509)	12,151	(18,596)	1,741
Other comprehensive (loss) gain - derivative instruments	(435)	628	(1,795)	(319)
Comprehensive income	37,113	49,305	89,729	69,810
Less: comprehensive income attributable to noncontrolling interest	(1,101)	(1,309)	(2,458)	(1,957)
Comprehensive income attributable to common shareholders	$36,012	$47,996	$87,271	$67,853

Basic income per common share	$0.34	$0.24	$0.73	$0.45

Diluted income per common share	$0.34	$0.24	$0.73	$0.45

Weighted average shares
Basic	145,995	148,778	146,002	148,574
Diluted	146,735	149,454	146,622	149,247

Liberty Property Trust

Statement of Funds From Operations

June 30, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2016		June 30, 2015		June 30, 2016		June 30, 2015
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to NAREIT FFO - basic:
Basic - income available to common shareholders	$49,627	$0.34	$35,513	$0.24	$107,181	$0.73	$66,464	$0.45

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,262		3,058		4,938		6,010
Depreciation and amortization	53,142		56,413		106,894		114,778
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(153)		7,431		(1,993)		7,431
Gain on property dispositions / impairment - real estate assets	(3,832)		(213)		(24,353)		13,255
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(1,213)		(1,541)		(2,017)		(3,276)
NAREIT Funds from operations available to common shareholders - basic	$99,833	$0.68	$100,661	$0.68	$190,650	$1.31	$204,662	$1.38

Reconciliation of net income to NAREIT FFO - diluted:
Diluted - income available to common shareholders	$49,627	$0.34	$35,513	$0.24	$107,181	$0.73	$66,464	$0.45

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,262		3,058		4,938		6,010
Depreciation and amortization	53,142		56,413		106,894		114,778
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(153)		7,431		(1,993)		7,431
Gain on property dispositions / impairment - real estate assets	(3,832)		(213)		(24,353)		13,255
Noncontrolling interest excluding preferred unit distributions	1,199		840		2,590		1,575
NAREIT Funds from operations available to common shareholders - diluted	$102,245	$0.68	$103,042	$0.67	$195,257	$1.30	$209,513	$1.37

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	145,995		148,778		146,002		148,574
Dilutive shares for long term compensation plans	740		676		620		673
Diluted shares for net income calculations	146,735		149,454		146,622		149,247
Weighted average common units	3,539		3,539		3,539		3,540
Diluted shares for NAREIT Funds from operations calculations	150,274		152,993		150,161		152,787

The Company believes that the calculation of NAREIT Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from dispositions of depreciable property.  As a result, year over year comparison of NAREIT Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that NAREIT Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  NAREIT Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

June 30, 2016

(Unaudited and in thousands, except share and unit amounts)

	June 30, 2016	December 31, 2015
Assets
Real estate:
Land and land improvements	$1,191,875	$1,182,366
Building and improvements	5,161,117	5,122,396
Less: accumulated depreciation	(1,199,941)	(1,148,014)

Operating real estate	5,153,051	5,156,748

Development in progress	438,542	360,948
Land held for development	324,836	336,967

Net real estate	5,916,429	5,854,663

Cash and cash equivalents	29,340	35,353
Restricted cash	5,029	9,018
Accounts receivable	12,315	14,343
Deferred rent receivable	124,948	118,783
Deferred financing and leasing costs, net of accumulated amortization (2016, $175,870; 2015, $175,023)	178,980	191,987
Investments in and advances to unconsolidated joint ventures	222,679	218,454
Assets held for sale	2,915	15,979
Prepaid expenses and other assets	92,233	99,049

Total assets	$6,584,868	$6,557,629

Liabilities
Mortgage loans, net	$284,892	$307,908
Unsecured notes, net	2,581,663	2,580,108
Credit facility	395,000	259,000
Accounts payable	67,585	51,382
Accrued interest	26,496	26,154
Dividend and distributions payable	71,363	71,787
Other liabilities	217,885	243,806
Total liabilities	3,644,884	3,540,145

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of June 30, 2016 and December 31, 2015	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 146,716,684 and 147,577,984 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	147	148
Additional paid-in capital	3,645,432	3,669,627
Accumulated other comprehensive loss	(37,803)	(17,893)
Distributions in excess of net income	(730,959)	(698,954)
Total shareholders’ equity	2,876,817	2,952,928

Noncontrolling interest - operating partnership 3,539,075 common units outstanding as of June 30, 2016 and December 31, 2015	51,711	53,100
Noncontrolling interest - consolidated joint ventures	3,919	3,919

Total equity	2,932,447	3,009,947

Total liabilities, noncontrolling interest - operating partnership and equity	$6,584,868	$6,557,629